Exhibit 99.1
FARO Announces First Quarter Financial Results

LAKE MARY, FL, April 27, 2022 - FARO® Technologies, Inc. (Nasdaq: FARO), a global leader in 4D digital reality solutions, today announced its financial results for the first quarter ended March 31, 2022.
“First quarter revenue came in below expectations as the Chinese government’s mandated COVID lockdown in Shanghai prevented shipments from our lone Chinese logistics center at the end of March. Additionally, ongoing supply chain shortages and softer than expected demand in the AEC market further impacted our Q1 revenue,” stated Michael Burger, President and Chief Executive Officer. “With the launch of our new Focus Premium Laser Scanner in April and the Quantum Max FaroArm in the second half of 2021, we have refreshed three quarters of FARO’s hardware revenue which positions us very well competitively.”
Mr. Burger continued, “Our focus remains on providing the market increasing levels of analytics, insights and value from 3D models captured by FARO’s hardware products and accessed through FARO Sphere, our recently announced cloud-based environment. While the ongoing uncertainties in the market create risks to near-term results, the long-term opportunity for FARO remains as exciting as ever. Our high accuracy expertise and focus on enabling customers to efficiently and easily manage their assets virtually, positions us well to capitalize on the massive potential of the digital reality market.”
First Quarter 2022 Financial Summary
•Total sales of $76.7 million, in line with the prior year period
•Software sales, of $10.3M or 13% of revenue remained in line with the prior year period
•Recurring revenue of $16.5M or 21.5% of sales was up 6.5% compared to the prior year period
•Gross margin of 53.5%, compared to 52.9% in the prior year period
•Non-GAAP gross margin of 53.8%, compared to 53.0% in the prior year period
•Operating expenses of $48.2 million, compared to $46.8 million in the prior year period
•Non-GAAP operating expenses of $44.2 million, compared to $42.8 million in the prior year period

•Net loss of $9.7 million, or ($0.53) per share compared to $3.2 million, or ($0.18) per share in the prior year period
•Non-GAAP net loss of $2.5 million, or ($0.14) per share compared to $0.6 million, or ($0.03) per share in the prior year period
•Adjusted EBITDA of ($0.7) million, or (0.9%) of total sales compared to $0.4 million, or 0.5% of total sales in the prior year period
•Cash and short-term investments of $107.2 million, compared to $122.0 million as of December 31, 2021
* A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. An additional explanation of these measures is included below under the heading “Non-GAAP Financial Measures”.
Outlook for the Second Quarter 2022

For the second quarter ending June 30, 2022, FARO currently expects:
•Revenue in the range of $77 to $85 million
•Non-GAAP (loss) earnings per share in the range of ($0.17) to $0.04
Conference Call
The Company will host a conference call to discuss these results on Wednesday, April 27, 2022 at 5:00 p.m. ET. Interested parties can access the conference call by dialing (866) 518-6930 (U.S.) or +1 (203) 518-9797 (International) and using the passcode FARO. A live webcast will be available in the Investor Relations section of FARO's website at: https://www.faro.com/en/About-Us/Investor-Relations/Financial-Events-and-Presentations
A replay webcast will be available in the Investor Relations section of the company's web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.
About FARO
FARO serves the 3D Metrology, AEC (Architecture, Engineering & Construction), O&M (Facilities Operations & Maintenance), and Public Safety Analytics markets. For over 40 years, FARO has provided industry-leading technology solutions that enable customers to digitize their world, and then use that data to make smarter decisions faster. FARO continues to be a pioneer in bridging the digital and physical worlds through data-driven accuracy, precision, and immediacy. For more information, visit http://www.faro.com

Non-GAAP Financial Measures
This press release contains information about our financial results that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share, exclude the impact of purchase accounting intangible amortization expense, stock-based compensation, restructuring charges, and other tax adjustments, and are provided to enhance investors’ overall understanding of our historical operations and financial performance.
In addition, we present EBITDA, which is calculated as net loss before interest expense, net, income tax expense (benefit) and depreciation and amortization, and Adjusted EBITDA, which is calculated as EBITDA, excluding other income, net, stock-based compensation, and restructuring charges, as measures of our operating profitability. The most directly comparable GAAP measure to EBITDA and Adjusted EBITDA is net loss. We also present Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percent of total sales.
Management believes that these non-GAAP financial measures provide investors with relevant period-to-period comparisons of our core operations using the same methodology that management employs in its review of the Company’s operating results. These financial measures are not recognized terms under GAAP and should not be considered in isolation or as a substitute for a measure of financial performance prepared in accordance with GAAP.
These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance. These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation. The financial statement tables that accompany this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for and customer acceptance of FARO’s products, FARO’s product development and product launches, FARO's growth, strategic and restructuring plans and initiatives, including but not limited to the additional restructuring charges expected to be incurred in connection with our restructuring plan and the timing and amount of cost savings and other benefits expected to be realized from the restructuring plan and other strategic initiatives, and FARO’s growth potential and profitability. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.
Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•the Company’s ability to realize the intended benefits of its undertaking to transition to a company that is reorganized around functions to improve the efficiency of its sales organization and to improve operational effectiveness;
•the Company’s inability to successfully execute its new strategic plan and restructuring plan, including but not limited to additional impairment charges and/or higher than expected severance costs and exit costs, and its inability to realize the expected benefits of such plans;
•the outcome of the U.S. Government's review of, or investigation into, the GSA Matter; any resulting penalties, damages, or sanctions imposed on the Company and the outcome of any resulting litigation to which the Company may become a party; loss of future government sales; and potential impacts on customer and supplier relationships and the Company's reputation;
•development by others of new or improved products, processes or technologies that make the Company's products less competitive or obsolete;

•the Company's inability to maintain its technological advantage by developing new products and enhancing its existing products;
•declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;
•the effect of the COVID-19 pandemic, including on our business operations, as well as its impact on general economic and financial market conditions;
•the impact of fluctuations in foreign exchange rates; and
•other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 that will be filed with the SEC following this earnings release.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Investor Contacts

FARO Technologies, Inc.
Allen Muhich, Chief Financial Officer
+1 407-562-5005
IR@faro.com

Sapphire Investor Relations, LLC
Michael Funari or Erica Mannion
+1 617-542-6180
IR@faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
(in thousands, except share and per share data)	March 31, 2022	March 31, 2021
Sales
Product	$56,730	$54,635
Service	19,926	21,696
Total sales	76,656	76,331
Cost of Sales
Product	24,333	24,804
Service	11,297	11,120
Total cost of sales	35,630	35,924
Gross Profit	41,026	40,407
Operating Expenses
Selling, general and administrative	35,490	33,348
Research and development	12,128	11,973
Restructuring costs	600	1,524
Total operating expenses	48,218	46,845
Loss from operations	(7,192)	(6,438)
Other (income) expense
Interest expense, net	8	10
Other (income) expense, net	(13)	(1,615)
Loss before income tax benefit	(7,187)	(4,833)
Income tax expense (benefit)	2,500	(1,612)
Net loss	$(9,687)	$(3,221)
Net loss per share - Basic	$(0.53)	$(0.18)
Net loss per share - Diluted	$(0.53)	$(0.18)
Weighted average shares - Basic	18,240,299	18,076,410
Weighted average shares - Diluted	18,240,299	18,076,410

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)	March 31, 2022 (unaudited)	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$107,192	$121,989
Accounts receivable, net	76,745	78,523
Inventories, net	53,992	53,145
Prepaid expenses and other current assets	23,063	19,793
Total current assets	260,992	273,450
Non-current assets:
Property, plant and equipment, net	22,454	22,194
Operating lease right-of-use assets	21,141	22,543
Goodwill	81,507	82,096
Intangible assets, net	27,223	25,616
Service and sales demonstration inventory, net	31,894	30,554
Deferred income tax assets, net	20,713	21,277
Other long-term assets	1,979	2,010
Total assets	$467,903	$479,740
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,793	$14,199
Accrued liabilities	25,650	28,208
Income taxes payable	5,760	4,499
Current portion of unearned service revenues	40,286	40,838
Customer deposits	5,876	5,399
Lease liabilities	5,653	5,738
Total current liabilities	98,018	98,881
Unearned service revenues - less current portion	22,486	22,350
Lease liabilities - less current portion	17,288	18,648
Deferred income tax liabilities	1,041	1,058
Income taxes payable - less current portion	11,297	11,297
Other long-term liabilities	1,034	1,047
Total liabilities	151,164	153,281
Shareholders’ equity:
Common stock - par value $.001, 50,000,000 shares authorized; 19,637,028 and 19,588,003 issued, respectively; 18,260,667 and 18,205,636 outstanding, respectively	20	20
Additional paid-in capital	302,877	301,061
Retained earnings	63,857	73,544
Accumulated other comprehensive loss	(19,358)	(17,374)
Common stock in treasury, at cost - 1,376,351 and 1,382,367 shares held, respectively	(30,657)	(30,792)
Total shareholders’ equity	316,739	326,459
Total liabilities and shareholders’ equity	$467,903	$479,740

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
(in thousands)	March 31, 2022	March 31, 2021
Cash flows from:
Operating activities:
Net loss	$(9,687)	$(3,221)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,012	3,190
Stock-based compensation	2,867	2,094
Provisions for bad debts, net of recoveries	16	(89)
Loss on disposal of assets	112	20
Provision for excess and obsolete inventory	229	1,404
Deferred income tax expense (benefit)	66	(1,612)
Change in operating assets and liabilities:
Decrease (Increase) in:
Accounts receivable	1,449	3,676
Inventories	(2,065)	(3,999)
Prepaid expenses and other current assets	(3,313)	(1,346)
(Decrease) Increase in:
Accounts payable and accrued liabilities	(1,682)	(9,823)
Income taxes payable	1,261	(1,153)
Customer deposits	492	896
Unearned service revenues	206	(323)
Net cash used in operating activities	(7,037)	(10,286)
Investing activities:
Purchases of property and equipment	(2,442)	(1,547)
Cash paid for technology development, patents and licenses	(2,612)	(890)
Net cash used in investing activities	(5,054)	(2,437)
Financing activities:
Payments on finance leases	(58)	(86)
Payments for taxes related to net share settlement of equity awards	(916)	(3,336)
Proceeds from issuance of stock related to stock option exercises	—	5,118
Net cash (used in) provided by financing activities	(974)	1,696
Effect of exchange rate changes on cash and cash equivalents	(1,732)	(4,649)
Decrease in cash and cash equivalents	(14,797)	(15,676)
Cash and cash equivalents, beginning of period	121,989	185,633
Cash and cash equivalents, end of period	$107,192	$169,957

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
(UNAUDITED)

	Three Months Ended March 31,
(dollars in thousands, except per share data)	2022	2021
Gross profit, as reported	$41,026	$40,407
Stock-based compensation (1)	199	66
Non-GAAP adjustments to gross profit	199	66
Non-GAAP gross profit	$41,225	$40,473
Gross margin, as reported	53.5%	52.9%
Non-GAAP gross margin	53.8%	53.0%

Selling, general and administrative, as reported	$35,490	$33,348
Stock-based compensation (1)	(2,221)	(1,682)
Purchase accounting intangible amortization	(201)	(185)
Non-GAAP selling, general and administrative	$33,068	$31,481

Research and development, as reported	$12,128	$11,973
Stock-based compensation (1)	(447)	(346)
Purchase accounting intangible amortization	(545)	(328)
Non-GAAP research and development	$11,136	$11,299

Operating expenses, as reported	$48,218	$46,845
Stock-based compensation (1)	(2,668)	(2,028)
Restructuring costs (2)	(600)	(1,524)
Purchase accounting intangible amortization	(746)	(513)
Non-GAAP adjustments to operating expenses	(4,014)	(4,065)
Non-GAAP operating expenses	$44,204	$42,780

Loss from operations, as reported	$(7,192)	$(6,438)
Non-GAAP adjustments to gross profit	199	66
Non-GAAP adjustments to operating expenses	4,014	4,065
Non-GAAP loss from operations	$(2,979)	$(2,307)

Net loss, as reported	$(9,687)	$(3,221)
Non-GAAP adjustments to gross profit	199	66
Non-GAAP adjustments to operating expenses	4,014	4,065
Income tax effect of non-GAAP adjustments	(967)	(1,478)
Other tax adjustments (3)	3,937	—
Non-GAAP net loss	$(2,504)	$(568)

Net loss per share - Diluted, as reported	$(0.53)	$(0.18)
Stock-based compensation (1)	0.16	0.12
Restructuring costs (2)	0.03	0.08
Purchase accounting intangible amortization	0.04	0.03
Income tax effect of non-GAAP adjustments	(0.05)	(0.08)
Other tax adjustments (3)	0.21	—
Non-GAAP net loss per share - Diluted	$(0.14)	$(0.03)

(1) We exclude stock-based compensation, which is non-cash, from the non-GAAP financial measures because the Company believes that such exclusion provides a better comparison of results of ongoing operations for current and future periods with such results from past periods.

(2) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. In connection with the Restructuring Plan, during the three months ended March 31, 2022 and March 31, 2021 we recorded a pre-tax charge of approximately $0.6 million and $1.5 million, respectively, primarily consisting of severance and related benefits.

(3) The other tax adjustments primarily relate to the impact of certain jurisdictions maintaining a full valuation allowance where benefit is not accrued on U.S. GAAP pre-tax book losses.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2022	2021
Net loss	$(9,687)	$(3,221)
Interest expense, net	8	10
Income tax expense (benefit)	2,500	(1,612)
Depreciation and amortization	3,012	3,190
EBITDA	(4,167)	(1,633)
Other income, net	(13)	(1,615)
Stock-based compensation	2,867	2,094
Restructuring costs (1)	600	1,524
Adjusted EBITDA	$(713)	$370
Adjusted EBITDA margin (2)	(0.9)%	0.5%

(1) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. In connection with the Restructuring Plan, during the three months ended March 31, 2022 and March 31, 2021 we recorded a pre-tax charge of approximately $0.6 million and $1.5 million, respectively, primarily consisting of severance and related benefits.

(2) Calculated as Adjusted EBITDA as a percentage of total sales.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
KEY SALES MEASURES
(UNAUDITED)

	For the Three Months Ended March 31,
(in thousands)	2022	2021
Total sales to external customers
Americas (1)	$36,677	$32,549
EMEA (1)	22,136	25,454
APAC (1)	17,843	18,328
	$76,656	$76,331

(1) Regions represent North America and South America (Americas); Europe, the Middle East, and Africa (EMEA); and the Asia-Pacific (APAC).

	For the Three Months Ended March 31,
(in thousands)	2022	2021

Product	$46,452	$44,416
Software	10,278	10,219
Service	19,926	21,696
Total Sales	$76,656	$76,331

Product as a percentage of total sales	60.6%	58.2%
Software as a percentage of total sales	13.4%	13.4%
Service as a percentage of total sales	26.0%	28.4%

Total Recurring Revenue (2)	$16,473	$15,464
Recurring revenue as a percentage of total sales	21.5%	20.3%

(2) Recurring revenue is comprised of hardware service contracts, software maintenance contracts, and subscription based software applications.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF OUTLOOK - GAAP TO NON-GAAP

Fiscal quarter ending June 30, 2022

GAAP diluted loss per share range	($0.56) - ($0.32)
Stock-based compensation	0.16
Purchase accounting intangible amortization	0.04
Restructuring and other costs	0.08
Non-GAAP tax adjustments	0.11 - 0.08
Non-GAAP diluted (loss) earnings per share	($0.17) - $0.04